UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue, Suite 105
Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Enter Into a Material Definitive Agreement

On February 28, 2017, InnSuites Hospitality Trust (the “Trust”) entered into a Securities Purchase Agreement (the “Agreement”) with the purchaser set forth on the signature page thereto for the sale of 111,111 Shares of Beneficial Interest of the Trust, at a purchase price of $1.80 per Share, for the aggregate proceeds of $200,000 to the Trust. Pursuant to the Agreement, Rare Earth Financial, LLC (“Rare Earth”), whose managing member is James F. Wirth, the Chairman and Chief Executive Officer of the Trust, purchased 55,556 Shares of Beneficial Interest of the Trust and Charles E Strickland purchase the remaining 55,555 Shares of Beneficial Interest. Rare Earth is wholly owned by Mr. Wirth and his family members, including Pamela Barnhill, Vice Chairperson and President of the Trust. On February 28, 2017, the closing price of Shares of Beneficial Interest of the Trust on the NYSE MKT was $1.8 per Share. The Board of Trustees (the “Board”) and the Audit Committee of the Trust approved this offering as part of the Trust’s NYSE Equity Enhancement Plan.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Information set forth under Item 1.01 above is incorporated herein by reference. The Shares of Beneficial Interest of the Trust have been issued in the offering described above in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ Adam B. Remis
Adam B. Remis
Chief Financial Officer

Date: March 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement between the Trust and Rare Earth Financial, LLC and Charles E Strickland dated as of February 28, 2017